ON LETTERHEAD


                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of SWISSRAY International, Inc. on Form S-8 of our report dated August 6, 1999 except for Note 25, which is as of July 21, 2000 of our audit of the financial statements of SWISSRAY International, Inc. as of years ended June 30, 1998 and June 30, 1999 with respect to its consolidated balance sheets, which report was included in SWISSRAY International, Inc.'s Amendment No. 9 to Form S-1 under SEC File No. 333-59829.




                                                    /s/FELDMAN SHERB & CO., P.C.
                                                       FELDMAN SHERB & CO., P.C.
                                    (Formerly Feldman Sherb Horowitz & Co. P.C.)




New York, New York
August 8, 2000


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